POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby revokes all prior powers granted by the undersigned to the extent inconsistent herewith and constitutes and appoints Marc O. Mayer, Andrew L. Gangolf, Emilie D. Wrapp, Nancy E. Hay, Stephen J. Laffey and Christina Morse and each of them, to act severally as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities, solely for the purpose of signing the Registration Statements, and any amendments thereto, on Form N-1A of AllianceBernstein Large Cap Growth Fund, Inc. and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.


                                         /s/ Earl D. Weiner
                                         ------------------
                                             Earl D. Weiner



Dated: August 1, 2007







SK 00250 0073 813224